UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010 (July 27,2010)

MARTIN MIDSTREAM PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 STONE ROAD KILGORE, TEXAS	75662
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

  On July 27, 2010, Martin Midstream Partners L.P. (the “Partnership”) issued a press release announcing that it plans to publicly release its financial results for the second quarter ended June 30, 2010, after the market closes on Wednesday, August 4, 2010, and to file its Quarterly Report on Form 10-Q for such quarter with the Securities and Exchange Commission at the same time. In addition, the Partnership announced that an investors’ conference call to review the second quarter results will be held on Thursday, August 5, 2010, at 8:00 a.m. Central Time.

The Partnership also announced that on August 13, 2010, it will pay a quarterly distribution of $0.75 per unit to its common unitholders of record as of the close of business on August 6, 2010.

A copy of the press release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC, Its General Partner
Date: July 27, 2010	By: /s/ Robert D. Bondurant

Robert D. Bondurant, Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated July 27, 2010.